Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Treasurer & Investor Relations 305-428-8000

World Fuel Services Corporation Reports First Quarter 2021 Results

MIAMI—April 29, 2021 -- World Fuel Services Corporation (NYSE: INT)
First-Quarter 2021 Highlights

•Total gross profit of $191.6 million, down 26% year-over-year
•GAAP net income of $18.9 million, or $0.30 per diluted share
•Adjusted net income of $20.7 million, or $0.33 per diluted share
•Adjusted EBITDA of $61.9 million

“One year after the onset of the pandemic, we are optimistic about a continuing improvement in demand as vaccination rates increase and the global economy begins to recover,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “As the markets we serve continue to strengthen and opportunities to support global sustainability initiatives evolve, the breadth of our value-added service offerings will enable us to benefit from the numerous opportunities ahead.”

For the first quarter, our aviation segment generated gross profit of $76.7 million, a decrease of 18% year-over-year, driven by the decline in volume as a consequence of the depressed demand for air travel due to the coronavirus pandemic, together with a reduction in our government-related activity in Afghanistan, partially offset by higher average margins from a more profitable business mix. Our marine segment generated gross profit of $25.4 million, a decrease of 57% year-over-year, principally attributable to lower profitability as compared to the first quarter of 2020 which benefited from certain supply imbalances and price volatility arising from the implementation of the IMO 2020 regulations in January 2020, as well as a decline in demand related to the pandemic. Our land segment generated gross profit of $89.5 million, a decrease of 16% year-over-year, predominantly due to the sale of the MultiService payment solutions business in September 2020, partially offset by improved performance in our natural gas business in North America.

“We generated another $103 million of cash flow from operations during the first quarter, further strengthening our balance sheet during these challenging times,” said Ira M. Birns, executive vice president and chief financial officer. “In demonstration of our commitment to enhancing shareholder value, we also increased our cash dividend by 20% during the first quarter.”

COVID-19 Update

Throughout 2020, the COVID-19 pandemic had a significant impact on the global economy as a whole, and the transportation industries in particular, which has continued into 2021. Many of our customers in these industries, especially commercial airlines, have experienced a substantial decline in business activity arising from the various measures enacted by governments around the world to contain the spread of the virus. As a result, we experienced a significant decline in sales volume and profitability across most of our businesses beginning in the second quarter of 2020, which persisted throughout the balance of the year. Demand showed some moderate improvement through the second half of 2020 and into 2021, however, it has remained well below pre-pandemic levels. Since the level of activity in our business and that of our customers has historically been driven by the level of economic activity globally, we generally expect these negative impacts to continue throughout 2021.

In response to the challenges arising from the pandemic, we took a number of actions throughout 2020 to ensure the safety of our employees and other stakeholders by implementing our business continuity and emergency response plans and maximizing remote work throughout our global offices. Since the first quarter of 2020, many of our employees have been collaborating virtually with our customers, suppliers and each other using the information-sharing tools and technology that we have invested in over the last several years. We also commenced a number of initiatives in 2020 related to cost reduction, liquidity and operating efficiencies, which remain an area of focus for us in 2021.

The ultimate magnitude and duration of the adverse effects of the pandemic on our business will depend on the timing and extent to which the global economy, and our customers in the transportation industries in particular, recover from the health crisis and global economic downturn. Any subsequent recovery will be dependent on, among other things, continued actions taken by governments and businesses to contain and combat the virus, the speed and effectiveness of global vaccine distribution, as well as how quickly, and to what extent, normal economic and operating conditions can resume on a sustainable basis globally.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures (collectively, the “Non-GAAP Measures”), including adjusted net income, adjusted diluted earnings per share, and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Non-GAAP Measures exclude acquisition and divestiture related expenses, restructuring costs, impairments, gains or losses on the extinguishment of debt and gains or losses on business dispositions primarily because we do not believe they are reflective of our core operating results.
We believe that the Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the Non-GAAP Measures may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel Services and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these Non-GAAP Measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations about improvement in demand as vaccination rates increase and the global economy recovers, the strengthening of the markets we serve, our ability to benefit from the opportunities ahead, as well as our expectations about our ability to seek additional opportunities to enhance operating efficiencies, reduce costs and the ultimate impact of the coronavirus pandemic on us. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively manage the effects of the COVID-19 pandemic, the extent of the impact of the pandemic on ours and our customers' sales, profitability, operations and supply chains due to actions taken by governments and businesses to contain the virus, such as restrictions on travel, the speed and effectiveness of vaccine development and distribution, customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts, particularly for those customers most significantly impacted by the pandemic, sudden changes in the market price of fuel or extremely high or low fuel prices that continue for an extended period of time, the loss of, or reduced sales to a significant government customer, such as the North Atlantic Treaty Organization as a result of the ongoing troop withdrawal in Afghanistan, the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs, adverse conditions in the markets or industries in which we or our customers and suppliers operate such as the current global economic environment as a result of the coronavirus pandemic, our failure to comply with restrictions and covenants in our senior revolving credit facility and our senior term loans, including our financial covenants, our ability to effectively utilize the proceeds from the sale of the Multi Service business and derive the expected benefits, our ability to manage the changes in supply and other market dynamics in the regions where we operate, our ability to successfully execute and achieve efficiencies, our ability to achieve the expected level of benefit from any restructuring activities and cost reduction initiatives, our ability to successfully implement our growth strategy and integrate acquired businesses and recognize the anticipated benefits, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes ,our ability to capitalize on new market opportunities, risks related to the complexity of U.S. Tax Cuts and Jobs Act and any subsequently issued regulations and our ability to accurately predict the impact on our effective tax rate and future earnings, our ability to effectively leverage technology and operating systems and realize the anticipated benefits, potential liabilities and the extent of any insurance coverage, actions that may be taken under the new administration in the U.S. that increase costs or otherwise negatively impact ours or our customers and suppliers businesses, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, supply disruptions, border closures and other logistical difficulties that can arise when sourcing and delivering fuel in areas that are actively engaged in war or other military conflicts, our failure to effectively hedge certain financial risks associated with the use of derivatives, uninsured losses, the impact of climate change and natural disasters, adverse results in legal disputes, and other risks detailed from time to time in our SEC filings. In addition, other current or potential risks and uncertainties related to the coronavirus pandemic include, but are not limited to: disruptions resulting from office and facility closures, reductions in operating hours, and changes in operating procedures, including additional cleaning and disinfecting procedures, possible infections or quarantining of our employees which could impact our ability to service our customers or operate our business, notices from customers, suppliers and other third parties asserting force majeure or other bases for their non-performance, losses on hedging transactions with customers arising from the decline in fuel prices and their inability to benefit from the reduced cost of fuel due to substantial reductions in their operations, heightened risk of cybersecurity issues as digital technologies may become more vulnerable and experience a higher rate of cyber-attacks in a remote connectivity environment, reduction of our global workforce to adjust to market conditions, including increased costs associated with severance payments, retention issues, and an inability to hire employees when market conditions improve, the impact of asset impairments, including any impairment of the carrying value of our goodwill in our aviation and land segments, as well as other accounting charges if expected future demand for our products and services materially decreases, a structural shift in the global economy and its demand for fuel and related products and services as a result of changes in the way people work, travel and interact, or in connection with a global recession. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
For more information, call 305-428-8000 or visit www.wfscorp.com.
-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	As of
	March 31,	December 31,
	2021	2020
Assets:
Current assets:
Cash and cash equivalents	$735.3	$658.8
Accounts receivable, net of allowance for credit losses of $43.8 million and $53.8 million as of March 31, 2021 and December 31, 2020, respectively	1,669.2	1,238.4
Inventories	333.7	344.3
Prepaid expenses	53.2	51.1
Short-term derivative assets, net	58.9	66.4
Other current assets	214.1	280.4
Total current assets	3,064.5	2,639.3
Property and equipment, net	334.6	342.6
Goodwill	858.0	858.6
Identifiable intangible and other non-current assets	668.3	659.8
Total assets	$4,925.4	$4,500.3
Liabilities:
Current liabilities:
Current maturities of long-term debt	$26.6	$22.9
Accounts payable	1,619.3	1,214.7
Customer deposits	132.9	155.8
Accrued expenses and other current liabilities	313.4	290.6
Total current liabilities	2,092.2	1,684.0
Long-term debt	496.9	501.8
Non-current income tax liabilities, net	218.8	215.5
Other long-term liabilities	174.5	186.1
Total liabilities	2,982.3	2,587.4
Commitments and contingencies
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 63.0 and 62.9 issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	0.6	0.6
Capital in excess of par value	210.8	204.6
Retained earnings	1,848.3	1,836.7
Accumulated other comprehensive loss	(120.3)	(132.6)
Total World Fuel shareholders' equity	1,939.5	1,909.3
Noncontrolling interest	3.5	3.6
Total equity	1,943.0	1,912.9
Total liabilities and equity	$4,925.4	$4,500.3

WORLD FUEL SERVICES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended
	March 31,
	2021	2020
Revenue	$5,957.9	$8,015.2
Cost of revenue	5,766.3	7,756.4
Gross profit	191.6	258.7
Operating expenses:
Compensation and employee benefits	92.5	102.5
General and administrative	59.4	83.7
Restructuring charges	2.1	1.7
	154.0	187.9
Income from operations	37.6	70.8
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(8.7)	(15.4)
Other income (expense), net	(1.2)	2.2
	(10.0)	(13.2)
Income (loss) before income taxes	27.6	57.6
Provision for income taxes	8.8	16.0
Net income (loss) including noncontrolling interest	18.8	41.6
Net income (loss) attributable to noncontrolling interest	—	0.2
Net income (loss) attributable to World Fuel	$18.9	$41.4

Basic earnings per common share	$0.30	$0.64

Basic weighted average common shares	63.0	64.9

Diluted earnings per common share	$0.30	$0.63

Diluted weighted average common shares	63.6	65.4

Comprehensive income:
Net income (loss) including noncontrolling interest	$18.8	$41.6
Other comprehensive income (loss):
Foreign currency translation adjustments	(4.0)	(33.0)
Cash flow hedges, net of income tax expense of $5.6 and expense of $7.4 for the three months ended March 31, 2021 and 2020, respectively	16.4	21.7
Other comprehensive income (loss)	12.4	(11.3)
Comprehensive income (loss) including noncontrolling interest	31.2	30.4
Comprehensive income (loss) attributable to noncontrolling interest	—	—
Comprehensive income (loss) attributable to World Fuel	$31.2	$30.4

WORLD FUEL SERVICES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$18.8	$41.6
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	19.8	21.8
Provision for credit losses	3.6	9.9
Share-based payment award compensation costs	8.7	(1.8)
Deferred income tax expense (benefit)	(6.8)	(11.7)
Foreign currency (gains) losses, net	(12.9)	(19.8)
Other	(5.5)	(40.9)
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(438.8)	900.4
Inventories	11.0	245.3
Prepaid expenses	(3.0)	20.7
Short-term derivative assets, net	77.3	(189.3)
Other current assets	69.3	17.7
Cash collateral with counterparties	(4.4)	(36.9)
Other non-current assets	(4.0)	(29.5)
Accounts payable	394.3	(1,057.5)
Customer deposits	(22.8)	3.7
Accrued expenses and other current liabilities	0.8	101.5
Non-current income tax, net and other long-term liabilities	(1.8)	34.3
Total adjustments	84.6	(32.1)
Net cash provided by (used in) operating activities	103.4	9.5
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(130.5)
Capital expenditures	(2.0)	(17.4)
Other investing activities, net	(0.6)	(1.1)
Net cash provided by (used in) investing activities	(2.7)	(149.0)
Cash flows from financing activities:
Borrowings of debt	0.2	1,732.0
Repayments of debt	(4.5)	(1,161.3)
Dividends paid on common stock	(6.1)	(6.5)
Repurchases of common stock	—	(55.6)
Other financing activities, net	(10.4)	(1.5)
Net cash provided by (used in) financing activities	(20.8)	507.0
Effect of exchange rate changes on cash and cash equivalents	(3.5)	(16.5)
Net increase (decrease) in cash and cash equivalents	76.5	351.0
Cash and cash equivalents, as of the beginning of the period	658.8	186.1
Cash and cash equivalents, as of the end of the period	$735.3	$537.0

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

	For the Three Months Ended
	March 31,
Non-GAAP financial measures and reconciliation:	2021	2020
Net income (loss) attributable to World Fuel	$18.9	$41.4
Acquisition and divestiture related expenses	2.4	1.1
Restructuring charges	2.1	1.7
Income tax impacts	(2.7)	(0.6)
Adjusted net income (loss) attributable to World Fuel	$20.7	$43.6

Diluted earnings (loss) per common share	$0.30	$0.63
Acquisition and divestiture related expenses	0.04	0.02
Restructuring charges	0.03	0.03
Income tax impacts	(0.04)	(0.01)
Adjusted diluted earnings (loss) per common share	$0.33	$0.67

	For the Three Months Ended
	March 31,
Non-GAAP financial measures and reconciliation:	2021	2020
Income from operations	$37.6	$70.8
Depreciation and amortization	19.8	21.8
Acquisition and divestiture related expenses	2.4	1.1
Restructuring charges	2.1	1.7
Adjusted EBITDA (1)	$61.9	$95.4

(1)The Company defines adjusted EBITDA as income from operations, excluding the impact of depreciation and amortization, and items that are considered to be non-operational and not representative of our core business, including those associated with acquisition and divestiture related expenses, asset impairments, and restructuring charges.

WORLD FUEL SERVICES CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended
	March 31,
Revenue:	2021	2020
Aviation segment	$2,095.0	$3,764.1
Land segment	2,188.2	2,106.0
Marine segment	1,674.7	2,145.0
	$5,957.9	$8,015.2
Gross profit:
Aviation segment	$76.7	$93.2
Land segment	89.5	106.3
Marine segment	25.4	59.3
	$191.6	$258.7
Income from operations:
Aviation segment	$23.0	$29.1
Land segment	32.8	25.7
Marine segment	6.4	33.9
	62.1	88.6
Corporate overhead - unallocated	(24.5)	(17.8)
	$37.6	$70.8

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended
	March 31,
Volume (Gallons):	2021	2020
Aviation Segment	1,143.4	1,844.7
Land Segment (1)	1,303.0	1,381.0
Marine Segment (2)	1,117.5	1,291.1
Consolidated Total	3,563.9	4,516.8

(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our World Kinect power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons was 4.2 for the three months ended March 31, 2021.

CONTACT:
World Fuel Services Corporation
Ira M Birns, 305-428-8000
Executive Vice President & Chief Financial Officer

Glenn Klevitz, 305-428-8000
Vice President, Treasurer & Investor Relations